Exhibit 99.3

Unaudited pro forma condensed combined financial information

On January 7, 2019, Olaregen Therapeutix Inc. ("Olaregen") and Generex Biotechnology Corporation (“Generex” or the “Company”) completed closing of the stock purchase agreement (the “Stock Purchase Agreement”) previously announced in a binding letter of intent (“LOI”) on November 28, 2018 wherein the Company purchased 51% of the capital stock of Olaregen (3,282,632 newly issued shares in Olaregen common stock) in exchange for total purchase price of $12,000,000 payable as follows: (i) a cash payment of $400,000; and (ii) the issuance of a promissory note in the amount of $11,600,000.

The following unaudited pro forma condensed combined financial statements and related notes are derived from the historical condensed consolidated financial statements of Generex and Olaregen after giving effect of the acquisition.. The unaudited pro forma condensed combined balance sheet as of October 31, 2018 gives effect to the Olaregen acquisition as if it occurred on that date. The unaudited pro forma condensed combined statements of operations for the three months ended October 31, 2017 and for the year ended July 31, 2017 give effect to the Olaregen acquisition as if it occurred on August 1, 2017.

The Company accounted for the Acquisition of Olaregen as a business combination as prescribed in Accounting Standards Codification 805, Business Combinations (“ASC 805”) and ASC 820 – Fair Value Measurements and Disclosures (“ASC 820”). In accordance with ASC 805 and ASC 820, we used our best estimates and assumptions to accurately assign fair value to the tangible assets acquired, identifiable intangible assets and liabilities assumed and the related income tax impacts as of the acquisition dates. Goodwill as of the acquisition date is measured as the excess of purchase consideration over the fair value of tangible and identifiable intangible assets acquired and liabilities assumed.

The fair values assigned to Olaregen’ tangible and identifiable intangible assets acquired, and liabilities assumed are based on management’s estimates and assumptions. The estimated fair values of these assets acquired, and liabilities assumed are considered preliminary and are based on the information that was available as of the date of the acquisition. The preliminary estimated fair values of assets acquired, and liabilities assumed, and identifiable intangible assets may be subject to change as additional information is received. Thus, the provisional measurements of fair value are subject to change. We expect to finalize the valuation as soon as practicable, but not later than one year from the second closing date.

The unaudited pro forma condensed combined financial information is based upon, and should be read in conjunction with:

•	The accompanying notes to the unaudited condensed combined pro forma financial statements;
•	The Company’s audited consolidated financial statements and accompanying notes as of and for the fiscal years ended July 31, 2018 and 2017 filed with the Securities and Exchange Commission ("SEC") on October 26, 2018;
•	The Company’s unaudited consolidated financial statements and accompanying notes as of and for the three-month period ended October 31, 2018 and 2017; and
•	Olaregen audited financial statements for the period from inception (April 24, 2018) to June 30, 2018; and
•	Olaregen unaudited financial statements for the three-month period ended September 30, 2018;

Generex’s historical condensed consolidated statement of income for the year ended July 31, 2018 was derived from its audited consolidated financial statements as reported in its Annual Report on Form 10-K for the year ended July 31, 2018. Generex’s historical condensed consolidated statement of income for the three months ended October 31, 2018, and condensed consolidated balance sheet as of October 31, 2018, were derived from its unaudited interim condensed consolidated financial statements as reported in its Quarterly Report on Form 10-Q for the period ended October 31, 2018.

Olaregen’ historical fiscal year ends on June 30 and, for purposes of the unaudited pro forma condensed combined financial information, its historical results have been aligned to conform to the Company’s July 31 fiscal year end:

•	The unaudited pro forma condensed combined balance sheet as of October 31, 2018, combines the Company’s historical results as of October 31, 2018, and Olaregen’ historical results as of September 30, 2018;

•

The unaudited pro forma condensed combined statement of operations for the three-months ended October 31, 2018, combines the Company’s historical results for year ended October 31, 2018, and Olaregen’s historical results for the three-months ended September 30, 2018

•	The unaudited pro forma condensed combined statement of operations for the fiscal year ended July 31, 2018, combines the Company’s historical results for year ended July 31, 2018, and Olaregen’ historical results for the period from inception (April 24, 2018) to June 30, 2018.

The unaudited pro forma combined financial information is presented for informational purposes only and is not intended to represent the consolidated financial position or consolidated results of operations of Generex that would have been reported had the Acquisition been completed as of the dates described above, and should not be taken as indicative of any future consolidated financial position or consolidated results of operations. The historical financial information has been adjusted to give effect to estimated pro forma events that are directly attributable to the acquisition, factually supportable and, with respect to the unaudited pro forma condensed consolidated statements of income, expected to have a continuing impact on the consolidated results of operations and do not reflect any sales or cost savings from synergies that may be achieved with respect to the combined companies, or the impact of non-recurring items, including restructuring liabilities, directly related to the Acquisition.

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GENEREX BIOTECHNOLOGY CORPORATION
Unaudited Proforma Combined Balance Sheet
as of October 31, 2018

	Historical
	Generex Biotechnology Corporation	Olaregen Therapeutix Inc	Pro Forma Adjustments	Notes	Pro Forma Combined
	October 31, 2018	September 30, 2018
ASSETS
Current Assets
Cash and cash equivalents	$2,363,740	$23,462	$—		$2,387,202
Restricted cash	—	—	—		—
Accounts receivable, net	2,982,229	10	—		2,982,239
Inventory, net	838,696	205,280	—		1,043,976
Prepaid expenses and other	—	—	—		—
Other current assets	193,194	—	—		193,194
Total current assets	6,377,859	228,752	—		6,606,611

Property and equipment, net	665,278	—	—		665,278
Notes receivable	1,387,763	—	—		1,387,763
Call option	756,041	—	—		756,041
Goodwill	—	—	19,078,246	(A)	18,860,228
In Process - Research & Development	—	—	3,980,000	(B)	3,980,000
Non-Compete Agreement,net	—	—	790,000	(C)	790,000
Intangible asset, net	12,133,830	650,000	(650,000)	(D)	12,133,830
Patents, net	22,633	—	—		22,633
Other assets, net	7,824	—	—		7,824
TOTAL ASSETS	$21,351,228	$878,752	$23,198,246		$45,428,226

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY
Current Liabilities
Accounts payable and accrued expenses	$13,229,881	$204,776	$—		$13,434,657
Notes payable	15,854,940	—	(127,337)	(E)	15,727,603
Loans from related parties	13,864,241	—	—		13,864,241
Other current liabilities		—	—		—
Total Current Liabilities	42,949,062	204,776	(127,337)		47,742,272

Warrants to be issued	4,005,240	—	—		4,005,240
Notes payable - long term	—	—	—		6,884,229
Equipment lease financing		—	—		—
Contingent consideration		—	—		—
Deferred Rent		—	—		—
Total Liabilities	46,954,302	204,776	(127,337)		47,031341

Commitments and Contingencies

Stockholders’ Deficiency
Series H Convertible Preferred Stock, $.001 par value; authorized 109,000 shares, 63,000 issued shares at October 31, 2018	3	—	—		3
Series I Convertible Preferred Stock, $.001 par value; authorized 6,000 shares, 16,590 issued shares at October 31, 2018	1	—	—		1
Common stock, $.001 par value; authorized 750,000,000 shares at October 31, 2018 and 28,427,049 issued and outstanding at October 31, 2018	28,427	—	—		28,427
Convertible Series A Preferred Sock: 800,000 shares Authorized, None issued or outstanding		450,000	(450,000)	(F)	—
Common stock		2,209	(2,209)	(F)	—
Common stock payable	251,617	—	—		251,617
Additional paid-in capital	370,402,796	349,826	11,650,174	(F)	382,402,796
Treasury stock		—	—		—
Accumulated deficit	(391,512,465)	(128,059)	128,059	(G)	(391,768,583)
Accumulated other comprehensive income	800,048	—	—		800,048
Members' Equity	—	—	—		—
			—		—
Non-controlling interest	(5,573,501)	—	11,999,559	(H)	6,426,058

Total Stockholders’ Deficiency	(25,603,074)	673,976	23,325,583		(1,603,515)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIENCY	$21,351,228	$878,752	$23,198,246		$45,428,226

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GENEREX BIOTECHNOLOGY CORPORATION
Unaudited Proforma Combined Statement of Operations
For the three months ended October 31, 2018

	Historical
	Generex Biotechnology Corporation	Olaregen Therapeutix Inc	Pro Forma Adjustments	Notes	Pro Forma Combined
	3 Months Ended October 31, 2018	3 Months Ended September 30, 2018			3 Months Ended October 31, 2018
Revenue
Revenue, Net	$1,719,148	$—	$—		$1,719,148
Sales	—	—	—		—
Licensing income	—	—	—		—
Total Revenue	1,719,148	—	—		1,719,148

Cost of Goods Sold	870,621	—	—		870,621

Gross Profit	848,527	—	—		848,527

Operating expenses
Selling, general, and administrative expenses	2,272,641	128,059	65,833	(I)	2,466,533
Research and development	180,067	—	—		180,067
Total operating expenses	2,452,708	128,059	65,833		2,646,600

Operating Loss	(1,604,181)	(128,059)	(65,833)		(1,798,073)

Other Income (Expense):
Interest expense	(165,716)	—	—		(165,716)
Interest income	6,660	—	—		6,660
Changes in fair value of contingent purchase consideration	19,545,098	—	—		19,545,098
Other Loss (Gain)	—	—	—		—
Other Expense (Income), Net	3,886	—	—		3,886
Net Income (loss)	17,785,747	(128,059)	—		17,657,688
Net loss attributable to noncontrolling interests	(88,256)	—	104,066		15,810
Net Income (loss) Available to Common Stockholders	$17,874,003	$(128,059)	$(169,899)		$17,576,045
					—
Net Income (loss) per Common Share
Basic	$0.78		(0.01)		$0.77
Diluted	$0.33		(0.01)		0.32

Shares Used to Compute Income (loss) per Share
Basic	22,806,777		22,806,777		22,806,777
Diluted	54,699,198		54,699,198		54,699,198

Comprehensive Income (Loss):
Net Income (Loss)	$17,874,003	$(128,059)	$(169,899)		$17,576,045
Change in foreign currency translation adjustments	1,626	—	—		1,626
Comprehensive Income (Loss) Available to Common Stockholders	$17,875,629	$(128,059)	$(169,899		$17,577,671

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GENEREX BIOTECHNOLOGY CORPORATION
Unaudited Proforma Combined Statement of Operations
For the year ended July 31, 2018

	Historical
	Generex Biotechnology Corporation	Olaregen Therapeutix Inc	Pro Forma Adjustments	Notes	Pro Forma Combined
	12 Months Ended July 31, 2018	Inception (April 24, 2018) June 30, 2018			12 Months Ended July 31, 2018
Revenue
Revenue, Net	$—	$—	$—		$—
Sales	3,244	—	—		3,244
Licensing income	700,000	—	—		700,000
Total Revenue	703,244	—	—		703,244

Cost of Goods Sold	—	—	—		—

Gross Profit	703,244	—	—		703,244

Operating expenses
Selling, general, and administrative expenses	2,359,706	1,200	70,703	(K)	2,431,609
Research and development	839,147	—	—		839,147
Total operating expenses	3,198,853	1,200	70,703		3,270,756

Operating Loss	(2,495,609)	(1,200)	—		(2,567,512)

Other Income (Expense):
Interest expense	(583,594)	—	—		(583,594)
Interest income	—	—	—		—
Changes in fair value of contingent purchase consideration	39,027,901	—	—		39,027,901
Other Loss (Gain)	—	—	—		—
Other Expense (Income), Net	—	—	—		—
Net Income (loss)	35,948,698	(1,200)	(70,703)		35,876,795
Net loss attributable to noncontrolling interests	(385,400)	—	243,628	(L)	(141,772)
Net Income (loss) Available to Common Stockholders	$36,334,098	$(1,200)	$(314,332)		36,018,566
					—
Net Income (loss) per Common Share
Basic	$1.59		(0.01)		$1.58
Diluted	$00.66		(0.01)		0.66

Shares Used to Compute Income (loss) per Share
Basic	22,806,777		22,806,777		22,806,777
Diluted	54,699,198		54,699,198		54,699,198

Comprehensive Income (Loss):
Net Income (Loss)	$36,334,098	$(1,200)	$(314,332)		$36,018,566
Change in foreign currency translation adjustments	15,272	—	—		15,272
Comprehensive Income (Loss) Available to Common Stockholders	$36,349,370	$(1,200)	$(314,332)		$36,033,838

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Generex Biotechnology Corporation and

Olaregen Therapeutix Inc

Notes to the unaudited pro forma combined financial information

1.   Basis of pro forma presentation

On January 7, 2019, Olaregen Therapeutix Inc. ("Olaregen") and Generex Biotechnology Corporation (“Generex” or the “Company”) completed closing of the stock purchase agreement (the “Stock Purchase Agreement”) previously announced in a binding letter of intent (“LOI”) on November 28, 2018 wherein the Company purchased 51% of the capital stock of Olaregen (3,282,632 newly issued shares in Olaregen common stock) in exchange for total purchase price of $12,000,000 payable as follows: (i) a cash payment of $400,000; and (ii) the issuance of a promissory note in the amount of $11,600,000 and guaranteed by Generex and Company’s Chief Executive Officer, Joseph Moscato and shall bear an annual rate of seven percent (7.0%), simple interest that shall accrue daily on the basis of a 365-day year payable in one lump sum at the end of the payment term.

The financial data in the unaudited pro forma condensed consolidated financial statements are presented in U.S. dollars and has been compiled prepared in a manner consistent with the accounting policies adopted by Generex. These accounting policies are similar in most material respects to those of Olaregen, Generex is currently performing a more detailed review of Olaregen’s accounting policies. As a result of that review, differences could be identified between the accounting policies of the two companies that, when conformed, could have a material impact on the combined financial statements. including any intercompany transaction requiring elimination upon consolidation.

The historical consolidated financial information has been adjusted in the unaudited pro forma condensed consolidated financial statements to give effect to pro forma events that are (1) directly attributable to the acquisition, (2) factually supportable and (3) with respect to the unaudited pro forma condensed consolidated statements of income, are expected to have a continuing impact on the results of operations. The Unaudited Pro Forma Combined do not reflect any sales or cost savings from synergies that may be achieved with respect to the combined companies, or the impact of non-recurring items, including restructuring liabilities, directly related to the Acquisition.

The accompanying unaudited pro forma combined financial information is derived from the historical financial statements of Generex and Olaregen. The unaudited pro forma combined financial information is prepared using the purchase method of accounting, as defined by Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 805, Business Combinations, and Topic 820 – Fair Value Measurements and Disclosures with Generex treated as the acquirer.

Olaregen’s historical fiscal year ends on June 30 and, for purposes of the unaudited pro forma condensed combined financial information, its historical results have been aligned to conform to the Company’s July 31 fiscal year end:

•	The unaudited pro forma condensed combined balance sheet as of October 31, 2018, combines the Company’s historical results as of October 31, 2018, and Olaregen’s historical results as of September 30, 2018.
•	The unaudited pro forma combined statement of operations for the three-months ended October 31, 2018, combines the Company’s historical results for year ended October 31, 2018, and Olaregen’s historical results for the three-months ended September 30, 2018.
•	The unaudited pro forma condensed combined statement of operations for the fiscal year ended July 31, 2018, combines the Company's historical results for year ended July 31, 2018, and Olaregen's historical results for period from inception (April 24, 2018) to June 30, 2018.

The unaudited pro forma condensed consolidated balance sheet as of October 31, 2018 gives effect to the Olaregen’s acquisition as if it occurred on that date. The unaudited pro forma condensed consolidated statements of income for the three months ended October 31, 2018 and for the year ended July 31, 2018 give effect to the Olaregen’s acquisition as if it occurred on August 1, 2017, using the purchase method of accounting,

The unaudited pro forma combined financial information is presented for informational purposes only and is not intended to represent the consolidated financial position or consolidated results of operations of Generex that would have been reported had the Acquisition been completed as of the dates described above, and should not be taken as indicative of any future consolidated financial position or consolidated results of operations.

2.   Purchase price

The purchase price for the Acquisition was $11.9 million as follows:

	Amount	Fair Value
Purchase Price:
Cash	$400,000	$400,000
Future Cash Payments of Note Payable	$11,600,000	11,472,663
Net Purchase Price		$11,872,663

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3. Preliminary Pro Forma Allocation of Purchase Price

Under the purchase acquisition method of accounting, the total purchase price is allocated to the tangible and identifiable intangible assets acquired and liabilities assumed based on their estimated fair values as of the date of the acquisition. The residual amount of the purchase price after preliminary allocation to identifiable tangible and intangible assets acquired and liabilities assumed has been allocated to goodwill.

Generex has performed a preliminary valuation analysis of the fair market value of Olaregen assets to be acquired and liabilities to be assumed. Using the total consideration for the Acquisition, the Company has estimated the allocations to such assets and liabilities, with the assistance based on the report of an independent valuation specialist. The Company has not completed the detailed valuation studies necessary to arrive at the required fair values of Olaregen’s assets acquired and liabilities assumed. Therefore, the following allocation of the purchase price to acquired assets and assumed liabilities is based on preliminary fair value estimates and subject to final management analysis, with the assistance of third party valuation advisors.

The following table summarizes the allocation of the preliminary purchase price as of the acquisition date:

Purchase price allocation:
Net assets of Olaregen		$641,994
Cash paid prior to the time of closing		(400,000)
In-Process Research & Development		3,980,000
Goodwill		19,650,228
Non-controlling interest		(11,999,559)
Total Consideration		$11,872,663

Company Equity Valuation:
Total Purchase Price	51% Ownership	$11,872,663
Non-controlling interest	49% Ownership	11,999,559
Value of the Company's Equity		$23,872,222

The goodwill asset adjustment amount for the unaudited pro form combined condensed balance sheet as of September 30, 2018 is $19,078,246 different than the purchase price accounting amount recorded for the acquisition. The difference is due to the estimated change in the fair value of assets acquired and liabilities assumed from the actual acquisition date of January 7, 2017 and the pro forma financial statement date of October 31, 2018.

4. Amortization Expense

As discussed in Note 3, based on the reports of an independent valuation specialist, the Company has reflected pro forma adjustments for the estimated fair value of identifiable tangible and intangible assets, and determined the estimated useful lives for purposes of computing depreciation and amortization expense. The pro forma adjustments for amortization expense are based on the estimated fair value of the non-compete agreements determined as of the closing date. The following table presents the fair value adjustments, the estimated useful lives and the pro forma adjustments to recognize the amortization expense:

	Estimated Fair-Value Adjustments	Estimated Useful Life	Three months ended October 31, 2019	Inception to July 31, 2018
Intangible Asset Adjustments:
Non-Compete Agreements	$790,000	3	$65,833	$70,703
Total	$790,000		$65,833	$70,703

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5. Pro Forma Adjustments

The unaudited pro forma financial information is not necessarily indicative of what the financial position actually would have been had the merger been completed at the date indicated. Such information includes adjustments that are preliminary and may be revised. Such revisions may result in material changes. The financial position shown herein is not necessarily indicative of what the past financial position of the combined companies would have been, nor necessarily indicative of the financial position of the post-merger periods.

The following describes the pro forma adjustments related to the acquisition that have been made in the accompanying unaudited pro forma condensed combined statements of operations for the three months ended October 31, 2018 and for the year ended July 31, 2018, have been prepared to reflect the acquisition of Olaregen by Generex for the net purchase price of $11,872,663 as if the acquisition was completed on August 1, 2018, and on inception of Olaregen on April 24, 2018, respectively, for Statement of Operations purposes and reflect the following pro forma adjustments:

(A)	To record the incremental goodwill as a result preliminary purchase price allocation of the excess of the purchase consideration over the fair value of assets acquired in the amount of $19,078,246.
(B)	To record the incremental in-process research and development of $3,980,000 as a result of the preliminary purchase price allocation.
(C)	To record the incremental fair value of non-compete agreements of $790.000 as a result of the preliminary purchase price allocation.
(D)	To record the elimination of the Olaregen’s intangible assets of $650,000 previously recorded as a result of the acquisition as if the Acquisition occurred on August 1, 2018.
(E)	To record the promissory note’s fair value based upon future cash payments discounted at risk free rates and the total consideration paid based on a convergence method in an Option Pricing Model using the Olaregen capital structure of 3,282,632 newly issued shares of Olaregen common stock representing 51% percent of the issued and outstanding capital stock of Olaregen.
(F)	To record the elimination of the capital stock of Olaregen as a result of the acquisition as if the Acquisition occurred on August 1, 2018.
(G)	To record the elimination of the accumulated deficit of Olaregen as a result of the acquisition as if the Acquisition occurred on August 1, 2018.
(H)	To record the non-controlling interest as a result of the Acquisition based upon the fair value of Olaregen.
(I)	To record the amortization of the non-compete agreements as a result of the Acquisition as if the Acquisition occurred on August 1, 2018.
(J)	To record the portion of the noncontrolling interests related to the accrued interest of the promissory notes issued by the Company to Olaregen as a result of the Acquisition as if the Acquisition occurred on August 1, 2018, plus the additional interest expense resulting from the amortization the fair value of the notes payable.
(K)	To record the amortization of the non-compete agreements as a result of the Acquisition as if the Acquisition occurred on Olaregen’s inception on April 24, 2018.
(L)	To record the portion of the noncontrolling interests related to the accrued interest of the promissory notes issued by the Company to Olaregen as a result of the Acquisition as if the Acquisition occurred on Olaregen’s inception on April 24, 2018, plus the additional interest expense resulting from the amortization the fair value of the notes payable.

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